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                                   ELDORADO BANK

                                EMPLOYMENT AGREEMENT


     THIS AGREEMENT ("Agreement") is made effective August 18, 1997 between ELDORADO BANK ("Bank"), having a principal place of business at 19100 VonKarman, Suite 550, Irvine, California 92612 and LAWRENCE JOHNES, ("Employee"), whose residence is 514 Willis Street, Bristol, Connecticut 06010.

                                     WITNESSETH

     WHEREAS, Bank is an organization duly organized, validly existing, and in good standing under the laws of the United States of America, with power to own property and carry on its business as it is now being conducted;

     WHEREAS, Bank desires to avail itself of the skill, knowledge and experience of Employee in order to insure the successful management of its business; and

     WHEREAS, the parties hereto desire to specify the terms of Employee's employment by Bank:

     NOW, THEREFORE, in consideration of the mutual covenants hereinafter set forth, it is agreed that from and after August 18, 1997 (the Effective Date"), the following terms and conditions shall apply to Employee's employment.

                                     AGREEMENT

A.   TERM OF EMPLOYMENT

     1. TERM. The term of Employee's employment by Bank pursuant to this Agreement shall be for a period commencing on the date of this Agreement and terminating as follows:

          The term of this Agreement (the "Term") shall be for a period commencing on the date hereof and ending August 17, 1999. Unless either party shall notify the other in writing thirty (30) days prior to the first anniversary date of this Agreement, or the first anniversary date of this agreement as extended from time to time, of his or its intention not to extend this Agreement, this Agreement shall be deemed extended for one year beyond the initial term or for one year beyond the extended term, as the case may be. It is the intention of the parties hereto that unless such notice be given, this Agreement is intended to be an "evergreen" two (2) year agreement. If such notice is given in a timely manner, this Agreement shall terminate on the second anniversary date of the original or extended Agreement, as the case may be, following the

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giving of such notice.

B.   DUTIES OF EMPLOYEE

     1. DUTIES. Subject to the powers by law vested in the Board of Directors of Bank, Employee shall perform the duties of Executive Vice President of Commerce Security Leasing. In that capacity, Employee is primarily responsible for managing all facets of the Leasing Division. Employee is also responsible for Leasing Division marketing, underwriting, documentation, disbursements, servicing and collecting. Employee's duties include, but are not limited to, those duties specified on Bank's Job Description for the position of Executive Vice President/Leasing Division a copy of which is attached as Exhibit "A" hereto.

     The duties and position of Employee may be changed from time to time by the Chief Executive Officer of Bank, any such changes being substantially similar with those held or performed by Employee as of the date of this Agreement and maintaining then current compensation, without resulting in a rescission of this Agreement. Notwithstanding any such change from the duties originally assigned and specified above, or hereafter assigned, the employment of Employee shall be construed as continuing under this Agreement as modified. During the Term, Employee shall perform exclusively the services herein contemplated to be performed by Employee faithfully, diligently and to the best of Employee's ability, consistent with leasing industry standards and in compliance with all applicable laws, Bank's Articles of Association and Bylaws and Bank's policies, as modified from time to time.

     2. CONFLICTS OF INTERESTS. Except as permitted by the prior written consent of the Board of Directors of Bank, Employee shall devote Employee's entire productive time, ability and attention to the business of the Leasing Division during the term and Employee shall not directly or indirectly render any services of a business, commercial or professional nature to any other person, firm or corporation whether for compensation or otherwise, which are in conflict with Bank's interest.

C.   COMPENSATION

     1. BASE SALARY. For Employee's services hereunder, Bank shall pay or cause to be paid as base salary to Employee the amount of Ten Thousand Eight Hundred Thirty-Three and Thirty-Four Cents ($10,833.34) per month during the Term, beginning with the Effective Date. Said salary shall be paid in equal pro rata, semi-monthly installments in conformity with Bank's normal payroll period. Employee's base salary shall be subject to review annually with any adjustments to be at sole discretion of the Chief Executive Officer.

     2. VARIABLE COMPENSATION. Employee shall be eligible for variable compensation calculated and paid quarterly and tiered according to the schedule below. Variable compensation

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is based on calendar year pre-tax earnings of the Leasing Division, less charge-offs, less any operational losses and plus any operational or charge-off recoveries.
                       Tiers: 3% up to $1,000,000
                              3.5% of $1,000,001 to $1,750,000
                              4.0% of $1,750,001 or more

D.    BENEFITS

      1. VACATION AND SICK PAY. Employee shall be entitled to vacation during the Term, in accordance with Bank's Personnel Policy; provided, however, that at least two (2) weeks of said vacation (the "Mandatory Vacation"), shall be taken consecutively. Employee shall also be entitled to sick pay in accordance with Bank's Personnel Policy.

      2. GROUP MEDICAL INSURANCE, LIFE INSURANCE BENEFITS AND 401k PLAN. During the Term, Bank shall provide for medical, dental, vision, life, accident and disability insurance benefits to Employee in accordance with Bank's standard employee benefits. Employee shall also be entitled to participate in the Bank's existing 401k Plan, subject to plan procedures, guidelines and restrictions as dictated by the 401k Plan Document, Adoption Agreement and Summary Plan Description.

E.    TERMINATION

      1. TERMINATION BY THE BOARD OF DIRECTORS. Employee is an officer of Bank, appointed by the Board of Directors. Under this Agreement, Employee serves at the pleasure of the Board of Directors and is subject to dismissal by the Board at any time, without further obligation or liability to Employee. In the event Bank elects to dismiss Employee without cause and terminate this Agreement, upon Employee's execution and delivery to Bank of an original Waiver and Release Agreement (attached as exhibit "B") and after seven (7) day waiting period, Employee shall be entitled to severance in the amount of twelve (12) months pay.

      In the event the Bank elects to dismiss Employee for cause, Bank, by vote or written approval of the Board of Directors duly taken in accordance with the law and Bank's Bylaws, may terminate this Agreement immediately, at which time all obligations and liability of Bank under this Agreement shall cease (except as to benefits then accrued), upon determination in good faith that Employee:
(a) has been adjudged guilty of a felony or a misdemeanor involving moral turpitude by a court of competent jurisdiction; (b) was involved in criminal misfeasance or willful misconduct in the performance of Employee's duties; or
(c) breached Employer's Code of Conduct.

      2. ACTION BY SUPERVISORY AUTHORITY. This Agreement shall terminate immediately without further liability or obligation to Employee or Bank:


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          (a) If Bank is closed or taken over by the State Banking Department or other supervisory authority, including the Federal Reserve Bank; or

          (b) If such supervisory authority should exercise its cease and desist powers to remove Employee from office.

     3. MERGER OR TRANSFER OF ASSETS. This Agreement shall not be terminated due to: (a) a merger where Bank is not the surviving corporation; (b) a consolidation; or (c) a transfer of all or substantially all of the assets of Bank. In the case of dissolution, this Agreement shall be terminated.

     4. TERMINATION BY EMPLOYEE. Employee may terminate his employment with Bank, and this Agreement, upon sixty (60) days written notice of termination to Bank.

     5. EFFECT OF TERMINATION. In the event of the termination of Employee or this Agreement prior to the completion of the Term for any of the reasons specified in this Paragraph E, Employee shall be entitled to the salary earned by Employee prior to the Effective Date of Termination, as determined by the Chief Executive Officer, computed pro rata up to and including that date, and accrued but unused vacation time (to the extent accumulated in accordance with Paragraph D. 1).

F.   GENERAL PROVISION

     1. TRADE SECRETS. During the Term, Employee will have access to and become acquainted with what Employee and Bank acknowledge are trade secrets, to wit, knowledge or data concerning Bank, including its operations and business, and its customers' financial condition, their financial needs, and methods of doing business. Employee shall not disclose any of the aforesaid trade secrets, directly or indirectly, or use them in any way, except as required in the course of Employee's employment with Bank.

     2. COVENANT NOT TO INTERFERE. Employee hereby covenants and agrees that he will not now, or for a period of one (1) year after termination, disrupt, damage, impair or interfere with the business of Bank, whether by way of interfering with or raiding its employees, disrupting its relationships with customers, loan packages, representatives, vendors, or otherwise. Employee furthers covenants and agrees that he will not now, or for a period of one (1) year after termination, disrupt, damage, impair or interfere with the business of Bank by way of disrupting its relationships with brokers. After termination of employment, Employee is not, however, restricted from being employed by or engaged in a competing business.

     3. RETURN OF DOCUMENTS. Employee expressly agrees that all manuals, documents, files, reports, studies, instruments or other materials used and/or developed by Employee during his employment with Bank are solely the property of Bank, and that Employee has no right, title or interest therein. Upon termination of Employee's employment, Employee or Employee's


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representative shall promptly deliver possession of all of said property to Bank in good condition.

     4. NOTICES. Any notice, request, demand or other communication required or permitted hereunder shall be deemed to be properly given when personally served in writing, when deposited in the United States mail, postage prepaid, or when communicated to a public telegraph company for transmittal, addressed to the party at the address appearing at the beginning of this Agreement. Either party may change its/his address by written notice in accordance with this paragraph.

     5. BENEFIT OF AGREEMENT. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective executors, administrators, successors and assigns.

     6. APPLICABLE LAW. Except to the extent governed by the laws of the United States, this Agreement is to be governed by and construed under the laws of the State of California.

     7. CAPTIONS AND PARAGRAPH HEADINGS. Captions and paragraph headings used herein are for convenience only and are not a part of this Agreement and shall not be used in construing it.

     8. INVALID PROVISIONS. Should any provision of this Agreement for any reason be declared invalid, void, or unenforceable by a court of competent jurisdiction, the validity and binding effect of any remaining portion should not be affected, and the remaining portions of this Agreement shall remain in full force and effect as if this Agreement had been executed with said provision eliminated.

     9. ENTIRE AGREEMENT. This Agreement contains the entire agreement of the parties. It supersedes any and all other agreements, either oral or in writing, between the parties hereto with respect to the employment of Employee by Bank. Each party to this Agreement acknowledges that no representations, inducements, promises, or agreements, oral or otherwise, have been made by any party, or anyone acting on behalf of any party, which are not embodied herein, and that no other agreement, statement or promise not contained in this Agreement shall be valid or binding. This Agreement may not be modified or amended by oral agreement, but only by an agreement in writing signed by the Chief Executive Officer and Employee.

     10. ARBITRATION. If any dispute, controversy or claim arises out of or relates to this contract, the parties agree first to try to settle the dispute by mediation under the Rules of Judicial Arbitration & Mediation Services (JAMS) before resorting to arbitration. Thereafter, any dispute, controversy or claim not resolved by mediation shall be settled by binding arbitration in accordance with the Rules of JAMS, and judgment upon the award rendered by the arbitrator(s) may be entered in any court having jurisdiction thereof.

          (a) The arbitrator shall determine which is the prevailing party and shall include in the award that party's actual attorneys' fees and costs.

          (b) As soon as practicable after selection of the arbitrator, the arbitrator or his or


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          her designated representatives shall determine a reasonable estimate of anticipated fees and costs of the arbitrator, and render a statement to each party setting forth that party's pro rata share of said fees and costs. Thereafter, each party shall, within ten (10) days of receipt of said statement, deposit said sum with the arbitrator. Failure of any party to make such a deposit shall result in a forfeiture by the non-depositing party of the right to prosecute or defend the claim which is the subject of the arbitration, but shall not otherwise serve to abate, stay or suspend the arbitration proceedings.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

ELDORADO BANK                           LAWRENCE JOHNES

By:  /s/ Robert P. Keller                 By: /s/ Lawrence Johnes
   --------------------------                ---------------------------

Date: 7/30/97                           Date: 7/31/97
     -------------                           --------------


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                                      EXHIBIT A

                                   JOB DESCRIPTION

Corporate Title:    President and Chief Operating Officer for a
                    Small Equipment Leasing Subsidiary of a Bank Holding Company
                    or Executive Vice President/Leasing Division of Bank
Reports To:         Chairman and Chief Executive Officer

Job Summary:

- Responsible for day to day management of a small equipment leasing company including the direct management of marketing, lease structuring and national sales efforts.
- Ten (10) to fifteen (15) years of equipment marketing experience, preferably in small ticket leasing,
-    Excellent oral and written communication skills.

Essential duties and responsibilities:

(This job description may not be all inclusive. Employees are expected to perform other duties as assigned and directed by management. Job descriptions and duties may be modified when deemed appropriate by management).

- Manages and directs the activities of all sales, production and servicing staff.
- Establishes guidelines for subordinates to ensure compliance with company objectives, policies and procedures.
- Directs and controls company business development activities as well as personally calling on brokers and vendors.
-    Develops and maintains relationships with the secondary market.
-    Establishes measurable, reasonable production goals for staff and self.
-    Provides detailed information for preparing annual company budget.
- Reviews management control reports to ensure successful operation within budget.
- Keeps abreast of local and national economic, financial, political and legislative events and climates which could have an impact on leasing activities.
-    Develops and implements nationwide marketing and advertising strategy.
-    Understands competition and establishes marketing programs accordingly.

Physical Requirements and Working Conditions:

Employee accommodations for physical or mental disabilities will be considered on a case by case basis. Positions in this class normally:

-    Require vision (which may be corrected) to read small print.
-    Require mobility to stand, stoop, reach and bend.
-    Perform work which is primarily sedentary.
-    Is subject to inside and outside environmental conditions.
-    May be required to use personal vehicle in the course of employment.
- May be required to attend periodic evening meetings and/or extensive travel.

                                     EXHIBIT B

                            WAIVER AND RELEASE AGREEMENT

     This Waiver and Release Agreement (the "Waiver Agreement") is entered into by and among Lawrence Johnes ("Employee"), Eldorado Bank, Commerce Security Bancorp, Inc., a Delaware corporation, and their officers, directors, employees, agents, affiliates and subsidiaries (collectively, the "Company"). Terms not otherwise defined herein shall have the meanings ascribed to such terms in the Agreement (as hereafter defined).


                                      RECITALS

     A. Employee and Company have entered into an Employment Agreement effective August 18, 1997 (the "Agreement").

     B. A condition precedent to certain of Company's obligations under the Agreement is the execution of this Waiver Agreement.

     NOW, THEREFORE, in consideration of the foregoing premises and the mutual convenants herein contained, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties, intending to be legally bound, agree and convenant as follows:

                                      RELEASE

     In consideration for the execution of the Agreement, and the agreements set forth therein, Employee agrees unconditionally and forever to release and discharge the Company and its affiliated business entities, their respective officers, directors, employees, representatives, attorneys, agents and assigns from any and all claims, actions, causes of action, demands, rights or damages of any kind or nature which Employee may now have, or ever have, whether known or unknown, including any claims, causes of action or demands of any nature arising out of or in any way relating to Employee's employment with, or separation from, the Company on or before the date of execution of this Waiver Agreement.

     This release specifically includes, but is not limited to, any claims for discrimination and/or violation of any statutes, rules, regulations or ordinances, whether federal, state or local, including, but not limited to, Title VII of the Civil Rights Act of 1964, as amended, age claims under the Age Discrimination in Employment Act of 1967, as amended by the Older Workers Benefits Protection Act of 1990, Section 1981 of Title 42 of the United State Code, and the California Fair Employment and Housing Act.

     Employee further agrees knowingly to waive the provisions and protections of Section 1542 of the California Civil Code, which reads:

          A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which, if known by him, must have materially affected his settlement with the debtor.

                            REPRESENTATIONS OF EMPLOYEE

     Employee represents and agrees that, prior to the execution of this Waiver Agreement, Employee has had the opportunity to discuss the terms of this Waiver Agreement with legal counsel of Employee's choosing.


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      Employee affirms that no promise or inducement was made to cause Employee to enter into this Waiver Agreement other than the execution of the Agreement and the inducements provided therein. Employee further confirms that Employee has not relied upon any other statement or representation by anyone other than what is in this Waiver Agreement as a basis for Employee's agreement.

                                   MISCELLANEOUS

      Except for the Agreement, this Waiver Agreement sets forth the entire agreement between Employee and the Company, and shall be binding upon both party's heirs, representatives and successors. This Waiver Agreement shall be construed under the laws of the State of California, both procedurally and substantively. Any and all disputes or claims arising out of, or in any way related to, Employee's employment with, or separation from, the Company, as well as any and all disputes or claims arising out of, or in any related to, this Waiver Agreement, including, without limitation, fraud in the inducement of this Waiver Agreement, or relating to the general validity or enforceability of this Waiver Agreement, shall be submitted to final and binding arbitration before an arbitrator of the American Arbitration Association in Orange County, in accordance with the rules of that body, and the prevailing party shall be entitled to reasonable costs and attorneys' fees. Judgment on the award rendered by the arbitrator may be entered in any court having jurisdiction thereof. If any portion of this Waiver Agreement is found to be illegal or unenforceable, such action shall not affect the validity or enforceability of the remaining paragraphs or subparagraphs of this Waiver Agreement.

      Employee acknowledges that Employee has been advised that Employee has twenty-one (21) days to consider this settlement, and that Employee was informed that Employee has the right to consult with counsel regarding this Waiver Agreement. To the extent Employee has taken less than twenty-one (21) days to consider this Waiver Agreement, Employee acknowledges that Employee has had sufficient time to consider the Waiver Agreement and to consult with counsel, and that Employee does not desire additional time.

      This Waiver Agreement is revocable by Employee for a period of seven (7) days following Employee's execution of this Waiver Agreement. The revocation by Employee of this Waiver Agreement must be in writing, must specifically revoke this Waiver Agreement and must be received by the Company prior to the eighth
(8th) day following the execution of this Waiver Agreement by Employee. This Waiver Agreement becomes effective, enforceable and irrevocable on the eighth
(8th) day following Employee's execution of the Waiver Agreement.

      The undersigned agrees to the terms of this Waiver Agreement and voluntarily enters into it with the intent to be bound hereby.

Dated:________________,  199__
                                        -----------------------------------
                                        LAWRENCE JOHNES

Dated:________________,  199__          ELDORADO BANK
                                        By:
                                              -----------------------------
                                        Name:
                                              -----------------------------
                                        Title:
                                              -----------------------------

Dated:________________,  199__          COMMERCE SECURITY BANCORP, INC.
                                        By:
                                              -----------------------------
                                        Name:
                                              -----------------------------
                                        Title:
                                              -----------------------------


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